Exhibit  10.1

                                    AGREEMENT

THIS AGREEMENT made this the 29th day of September 2004 by and between Texas Energy Trust Company (TETCO) (a Delaware Business Trust) of 391 Las Colinas Boulevard, Suite 545, Irving, Texas 75039 and Trans Energy, Inc. (a Nevada Corporation) (Trans Energy) of 210 Second Street. St. Mary's, West Virginia 26170.

Whereby TETCO is the owner of certain assets located in Wetzel and Marion Counties. West Virginia. Those assets consist of oil and gas leased and leasehold estates including wells, pipelines, gas purchase agreements, oil hauling agreements, equipment, right of ways and all other miscellaneous items attached or incorporated into the leases so described above.

This purchase encompasses the properties and equipment owned by Cobham Gas Industries, Inc. It is the intention that Trans Energy acquires the stock of Cobham. Should this not be possible for whatever reason, then Trans Energy, Inc. will acquire the assets of Cobham. Those assets include three (3) oil and gas fields and equipment described as follows:

1. Manning Field located in Marion County, West Virginia consisting of 4,573 acres upon which 107 wells are located.

2. Dents Run Field in Marion County, West Virginia consisting of 1,097 acres upon which 30 wells are located.

3. Smithfield/Wallace Field located in Marion and Wetzel Counties, West Virginia consisting of 9,223 Acres upon which 92 wells are located.

         A list of the wells and API numbers are includes as Exhibit "A"

4.       Equipment listed on Exhibit "B"

         All records held and or owned by Cobham will immediately be made available to Trans Energy, Inc. for its review. All records including leases, rights of way, gas contracts, oil hauling agreements and all other records pertinent to the leases so described above will be made available for review and so transferred to Trans Energy, Inc. at closing.

         Trans Energy, Inc. shall have thirty (30) calendar days commencing the 1st day of October 2004 to complete its due diligence.

         The terms of the agreement are as follows:

         1. The purchase price is $1,975.058.00 25% in cash and 75% in Trans Energy, Inc. restricted Common Stock.

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         2. The payment arrangement will be:

            A. 25% cash equated to $489,264.00 to be paid in the following terms

                  a. $250,000 at closing and the remaining paid quarterly in equal installments of $59,816.00 beginning January 1, 2005 and final payment being made on October 1, 2005.

            B. 244,633 Restricted Shares of Trans Energy, Inc. Common Stock



            Texas Energy Trust Company         Trans Energy, Inc.

            /s/ G.S. Hillyer                   /s/ Loren L. Bagley
            ------------------------           -----------------------
            G.S. Hillyer-Trustee               Loren L. Bagley
                                               Vice President





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